UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2013 (May 31, 2013)

ENDO HEALTH SOLUTIONS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Atwater Drive, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (484) 216-0000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On May 31, 2013, the Registrant’s subsidiary Endo Pharmaceuticals Inc. (“Endo”) provided written notice to Ventiv Commercial Services, LLC (“Ventiv”) that Endo was terminating the Sales and Promotional Services Agreement (the “Ventiv Agreement”) by and between Ventiv and Endo. The effective date of the termination is July 1, 2013. Endo is terminating the Ventiv Agreement in accordance with its terms and the termination will not give rise to any early termination fees or penalties.

Pursuant to the Ventiv Agreement, Ventiv provides to Endo certain sales and promotional services through a contracted sales force of 170 sales representatives, 17 district managers, one project manager, one trainer and one national sales director, which primarily promotes Voltaren® Gel, Lidoderm®, Frova®, Opana® ER and Fortesta® Gel. During the term of the Ventiv Agreement, Endo pays to Ventiv a monthly fixed fee based on an agreed-upon budget and Ventiv is also eligible to earn an additional at-risk management fee upon the achievement of certain agreed-upon performance metrics.

A copy of the notice of termination is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 5, 2013, the Registrant made a public slide presentation, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This slide presentation includes financial measures that are not in conformity with accounting principles generally accepted in the United States. For a discussion of these measures, refer to Item 8.01.

Item 8.01.	Other Events.

On June 5, 2013, the Registrant issued a press release announcing, among other items, actions to be implemented with the intention of streamlining its operations and expanding its platform for sustainable growth. In this press release, the Registrant also announced revisions to its 2013 financial guidance. A copy of the press release announcing these items is furnished herewith as Exhibit 99.2 and is incorporated herein by reference

The slide presentation described in Item 7.01 and this press release include financial measures that are not in conformity with accounting principles generally accepted in the United States. We refer to these as non-GAAP financial measures. Specifically, the slide presentation and press release refer to adjusted diluted earnings per share, adjusted gross margin, adjusted operating expenses and adjusted effective tax rate.

We define adjusted diluted earnings per share (“EPS”) as diluted earnings per share, adjusted for certain upfront and milestone payments to partners; acquisition-related and integration items, net; cost reduction and integration-related initiatives; asset impairment charges; amortization of intangible assets related to marketed products and customer relationships; inventory step-up recorded as part of our acquisitions; non-cash interest expense; litigation-related and other contingent matters; certain other items that the we believe do not reflect our core operating performance; the cash tax savings resulting from our recent acquisitions; and the tax effect of the pre-tax adjustments above at applicable tax rates.

We define adjusted gross margin as total revenues, less cost of revenues, adjusted for amortization of intangible assets related to marketed products; certain upfront and milestone payments to partners; cost reduction and integration-related initiatives; inventory step-up recorded as part of our acquisitions; and certain other items that we believe do not reflect our core operating performance.

We define adjusted operating expense as operating expenses, adjusted for amortization of intangible assets related to marketed products and customer relationships; certain upfront and milestone payments to partners; acquisition-related and integration items, net; cost reduction and integration-related initiatives; asset impairment charges; inventory step-up recorded as part of our acquisitions; litigation-related and other contingent matters; and certain other items that we believe do not reflect our core operating performance.

We define adjusted effective tax rate as the effective tax rate, adjusted for certain upfront and milestone payments to partners; acquisition-related and integration items, net; cost reduction and integration-related initiatives; asset impairment charges; amortization of intangible assets related to marketed products and customer relationships; inventory step-up recorded as part of our acquisitions; non-cash interest expense; litigation-related and other contingent matters; certain other items that the we believe do not reflect our core operating performance; the cash tax savings resulting from our recent acquisitions; and the tax effect of the pre-tax adjustments above at applicable tax rates.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. We refer to these non-GAAP financial measures in making operating decisions because we believe they provide meaningful supplemental information regarding our operational performance. For instance, we believe that these measures facilitate internal comparisons to our historical operating results and comparisons to competitors’ results. We believe these measures are useful to investors in allowing for greater transparency related to supplemental information used in our financial and operational decision-making. In addition, we have historically reported similar financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time. Further, we believe that these measures may be useful to investors as we are aware that certain of our significant stockholders utilize these measures to evaluate our financial performance. Finally, adjusted diluted earnings per share is used by the Compensation Committee of our Board of Directors in assessing the performance and compensation of substantially all of our employees, including executive officers.

Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in the slide presentation and press release to their most directly comparable GAAP financial measures as provided within each respective document.

However, with the exception of projected adjusted diluted earnings per share, we have not provided a quantitative reconciliation of projected non-GAAP measures including adjusted gross margin, adjusted operating expenses and adjusted effective tax rate. Not all of the information necessary for quantitative reconciliation is available to us at this time without unreasonable efforts. This is due primarily to variability and difficulty in making accurate detailed forecasts and projections. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Notice of Termination, effective as of July 1, 2013, of the Sales and Promotional Services Agreement by and between Ventiv Commercial Services, LLC and Endo Pharmaceuticals

99.1	Slide Presentation

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: June 5, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Notice of Termination, effective as of July 1, 2013, of the Sales and Promotional Services Agreement by and between Ventiv Commercial Services, LLC and Endo Pharmaceuticals

99.1	Slide Presentation

99.2	Press Release